UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Morse Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 221-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2006, the Registrant’s Compensation Committee of the Board of Directors approved fiscal year 2006 Cash Bonus Plan payments. The Cash Bonus Plan is described in Exhibit 10.97, which is incorporated herein by reference. The descriptions in this Current Report on Form 8-K are qualified in their entirety by the respective related exhibit.

The approved Cash Bonus Plan payments, and other compensation as noted below, includes compensation of our chief executive officer and our four other most highly compensated executive officers (as of fiscal year 2005) as set forth opposite their respective names in the table below:

Name	Job Title	Bonus (before withholdings)
James J. Peterson	President & CEO	$ 450,000.00
Ralph Brandi	Exec VP & COO	$ 250,000.00
David R. Sonksen	Exec VP & CFO	$ 200,000.00
James G. Gentile	Sr. VP Worldwide Sales	(1) $ 78,000.00
John M. Holtrust	Sr. VP Human Resources	$ 100,000.00

(1)	Represents a payment to be made for commissions based on sales, corporate support and a discretionary amount, not a payment pursuant to the Cash Bonus Plan.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.97	Description of Cash Bonus Plan (1)

(1)	Incorporated by reference to the like-numbered exhibit to the Form 8-K filed by the Registrant with the SEC on September 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: November 15, 2006	/s/ DAVID R. SONKSEN
Chief Financial Officer, Executive Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.97	Description of Cash Bonus Plan (1)

(1)	Incorporated by reference to the like-numbered exhibit to the Form 8-K filed by the Registrant with the SEC on September 24, 2004.